Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-4 No. 333-107709) of The GEO Group, Inc.,

(2)	Registration Statement (Form S-3 No. 333-111003) of The GEO Group, Inc.,

(3)	Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan of The GEO Group, Inc,,

(4)	Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401(k) and Retirement Plan of The GEO Group, Inc.,

(5)	Registration Statement (Form S-8 No. 333-09977) pertaining to the Stock Option Plan of Wackenhut Corrections Corporation, and

(6)	Registration Statement (Form S-8 No. 333-09981) pertaining to the pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation;
of our report dated March 6, 2006 with respect to the consolidated financial statements of CentraCore Properties Trust, Inc. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 included in this Form 8-K of The GEO Group, Inc.

/s/ Ernst & Young
Certified Public Accountants

Miami, Florida
February 20, 2007